Exhibit 1.2
Execution Copy

RESOURCE CAPITAL CORP.
8.25% Series B Cumulative Redeemable Preferred Stock
(par value $0.001 per share)
At-the-Market Issuance Sales Agreement
December 17, 2013

MLV & Co. LLC
1251 Avenue of the Americas
41st Floor
New York, NY 10020

Ladies and Gentlemen:
Each of Resource Capital Corp., a Maryland corporation (the “Company”), and Resource Capital Manager, Inc., a Delaware corporation (the “Manager”), confirms its agreement (this “Agreement”) with MLV & Co. LLC (“MLV”), as follows:
1.Issuance and Sale of Shares of Preferred Stock.
The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through MLV, acting as agent or, at the Company’s option, principal, up to 1,400,000 shares of the Company’s 8.25% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Preferred Stock”). The shares of Preferred Stock to be issued and sold pursuant to this Agreement are referred to herein as the “Securities.” Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the aggregate number of the Securities to be issued and sold under this Agreement (the “Maximum Amount”) shall be the sole responsibility of the Company and that MLV shall have no obligation in connection with such compliance. The issuance and sale of the Securities through MLV will be effected pursuant to the Registration Statement filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue all or any part of the Securities.
The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission a registration statement on Form S-3 (File No. 333-187390), including a base prospectus, relating to certain securities, including the Securities to be issued and sold from time to time by the Company hereunder, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to MLV, for use by MLV, copies (which may be in electronic form) of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations (the “Rule 430B Information”), is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such base prospectus and/or Prospectus Supplement has or will be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, together with the then-issued Issuer Free Writing Prospectuses (as defined below), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act (the “Incorporated Documents”).
For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).
2.Placements.
Each time that the Company wishes to issue and sell Securities hereunder (each, a “Placement”), it will notify MLV by email notice (or other method mutually agreed to in writing by the Parties) of the number of Securities to be issued and sold (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Placement Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from MLV set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective unless and until (i) MLV declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Securities thereunder have been sold, (iii) the time period during which sales are requested to be made in the Placement Notice expires, (iv) the Company suspends or terminates the Placement Notice or (v) the Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Company to MLV in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor MLV will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to MLV and MLV does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.
3.Sale of Placement Securities by MLV.
(a)Subject to the provisions of this Agreement, MLV, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “Exchange”), to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. MLV will provide written confirmation to the Company by email notice to the individuals from the Company listed on Schedule 2 (or other method mutually agreed to in writing by the parties no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to MLV pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by MLV (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, MLV may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act Regulations (an “ATM Offering”), including without limitation sales made directly on the Exchange, on any other existing trading market for the Securities or to or through a market maker. Subject to the terms of a Placement Notice, and with the prior written consent of the Company, MLV may also sell Placement Securities by any other method permitted by law and consistent with Exchange rules, including, but not limited to, privately negotiated transactions. “Trading Day” means any day on which the Preferred Stock is purchased and sold on the Exchange.
(b)During the term of this Agreement, neither MLV nor any of its affiliates or subsidiaries shall engage in (i) any short sale of any security of the Company or (ii) any sale of any security of the Company that MLV does not own or any sale which is consummated by the delivery of a security of the Company borrowed by, or for the account of, MLV. Except for transactions pursuant to Section 5(a) in which MLV acts as a principal, neither MLV, nor any of its affiliates or subsidiaries, shall engage in any proprietary trading or trading for MLV’s (or its affiliates’ or subsidiaries’) own account.
4.Suspension of Sales.
The Company or MLV may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule may be amended from time to time.
5.Sale and Delivery to MLV; Settlement.
(a)Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon MLV’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, MLV, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that MLV will be successful in selling Placement Securities, (ii) MLV will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by MLV to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Securities as required under this Agreement and (iii) MLV shall be under no obligation to purchase Placement Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by MLV and the Company.
(b)Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by MLV, after deduction for (i) MLV’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
(c)Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting MLV’s or its designee’s account (provided MLV shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, MLV will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that, if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11 hereto, it will (i) hold MLV harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to MLV any commission, discount, or other compensation to which MLV would otherwise have been entitled absent such default.
(d)Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Securities if, after giving effect to the sale of such Placement Securities, the aggregate number of Placement Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Securities under this Agreement, the Maximum Amount, and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to MLV in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to MLV in writing.
6.Representations and Warranties of the Company and the Manager.
(a)Representations and Warranties of the Company. The Company represents and warrants to, and agrees with MLV that as of the date of this Agreement and as of each Applicable Time (as defined below) and Settlement Date, unless such representation, warranty or agreement specifies a different time or time:
(i)The Company meets the requirements for use of Form S-3 under the Securities Act. Each of the Registration Statement and any post-effective amendment thereto was declared effective by the Commission under the Securities Act. As of the date hereof, each Applicable Time and each Settlement Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof or any post-effective amendment thereto has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
At the respective times the Registration Statement and any post-effective amendments thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission) became effective, at each deemed effective date with respect to MLV and the Securities pursuant to Rule 430(B)(f)(2) of the Securities Act Regulations, at the date hereof, at each Applicable Time and at each Settlement Date, the Registration Statement complied, complies and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement is issued and at each Applicable Time and at each Settlement Date, will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement is issued, at each Applicable Time and at each Settlement Date will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Each Prospectus delivered or made available to MLV for use in connection with the offering of any Securities will be, at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
Each Issuer Free Writing Prospectus, as of its issue date, each Applicable Time and each Settlement Date, or until any earlier date that the Company notified or notifies MLV as described in Section 7(a), did not, does not and will not (i) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus or (ii) when taken together with the Prospectus, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendments or supplements thereto or any Issuer Free Writing Prospectus, based upon and in conformity with written information furnished to the Company by MLV specifically for use therein. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by MLV specifically for use in the preparation thereof.
(ii)The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Exchange Act and the Exchange Act Regulations, as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) with respect to any offering of Placement Securities, at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of the Placement Securities, (c) at each Applicable Time and (d) at each Settlement Date did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(iii)At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the date of execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act Regulations), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act Regulations that it is not necessary that the Company be considered an “ineligible issuer.”
(iv)The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland with full power and authority to own, lease or operate its assets and to conduct its business as described in the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Securities).
(v)Each subsidiary of the Company (collectively, the “Subsidiaries”) has been duly incorporated or formed and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own, lease or operate its assets and conduct its business as described in the Prospectus; all of the issued and outstanding capital stock or membership interests, as applicable, of each Subsidiary has been duly authorized and validly issued and is fully paid and non‑assessable; and except as disclosed in the Prospectus, the capital stock or membership interests, as applicable, of each Subsidiary is owned entirely by the Company, directly or through subsidiaries, and is free from liens, encumbrances and defects. Except as disclosed in the Registration Statement or the Prospectus, the Company does not own any capital stock of or other equity interest in any other corporation, limited liability company, partnership, joint venture, trust or other entity or association. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) is set forth on Schedule 4 attached hereto.
(vi)The Company had, as of December 31, 2012, the duly authorized and outstanding capitalization as set forth in the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference in the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance with all federal and state securities laws and, except as will be disclosed in the Prospectus, free of preemptive rights and other rights to subscribe for or purchase securities; except as may be disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or the Subsidiaries convertible into or exchangeable for any capital stock of the Company or the Subsidiaries, (ii) warrants, rights or options to subscribe for or purchase from the Company or the Subsidiaries any such capital stock or any such convertible or exchangeable securities or obligations or

(iii) obligations of the Company or the Subsidiaries to issue or sell any shares of capital stock, partnership interests or membership interests, as applicable, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.
(vii)The Securities have been duly authorized for issuance and sale and, when issued by the Company and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Securities by the Company is not subject to any preemptive right, co-sale right, registration right, resale right, right of first refusal or other similar rights arising by operation of law, under the Company Charter Documents (as defined below) (other than as set forth therein) or under any agreement to which the Company is a party or otherwise. The Articles Supplementary designating and classifying up to 10,000,000 shares of the Company’s preferred stock, par value $0.001 per share, as 8.25% Series B Cumulative Redeemable Preferred Stock (the “Articles Supplementary”) have been filed with the State Department of Assessment and Taxation of Maryland, comply with applicable legal requirements and are in full force and effect.
(viii)The shares of common stock of the Company initially issuable upon conversion of the Securities (the “Conversion Securities”) have been duly authorized by the Company, and when issued upon conversion of the Securities in accordance with the terms of the Articles Supplementary, will be validly issued, fully paid and non-assessable. The Company has duly and validly reserved the Conversion Securities for issuance. The Common Stock conforms to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; the certificates, if any, evidencing the Conversion Securities comply or, as of the date of conversion, will comply with all applicable legal requirements, with all applicable requirements of the Company Charter Documents and with the requirements of the Exchange. No holder of the Conversion Securities will be subject to personal liability by reason of being such a holder, and the Conversion Securities will not be issued or sold in violation of or be subject to the preemptive or other similar rights of any security holder of the Company.
(ix)Each of the Company and the Subsidiaries is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it currently conducts its business or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, earnings, management, properties, results of operations (as described in the Prospectus), assets or prospects of the Company, the Manager and the Subsidiaries taken as a whole (a “Material Adverse Effect”).
(x)Each of the Company and the Subsidiaries has good and marketable title in fee simple to all real property and good title to all personal property owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as would not reasonably be expected to materially and adversely affect the value of such property or interfere with the use made or proposed to be made of such property by the Company; any real property or personal property held under lease by the Company is held under a lease which is valid, binding and enforceable against the Company and, to the Company’s knowledge, the other party thereto, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, or as otherwise disclosed in the Prospectus or exceptions that are not, individually or in the aggregate, material to the Company and would not reasonably be expected to interfere with the use made or proposed to be made of such property by the Company.
(xi)Each of the Company and the Subsidiaries is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates except where the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(xii)Neither the Company nor any of the Subsidiaries has any employees.
(xiii)Except as otherwise disclosed in the Prospectus, there are no outstanding loans or advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or any of the members of the families of any of them.
(xiv)Except for the commissions, discounts and any other compensation payable by the Company to MLV in connection with the transactions contemplated herein, the Company has not incurred any liability for any brokerage commissions, finder’s fees or similar payments in connection with the transactions herein contemplated.
(xv)Each of the Company and the Subsidiaries is not (a) in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its articles of incorporation, by-laws, certificate of formation, operating agreement or similar organizational documents, as applicable (collectively, the “Company Charter Documents”) or (b) in breach or default (nor has any event occurred which with notice, lapse of time or both would constitute a breach or default) in the performance or observance of any of its obligations, agreements, covenants or conditions contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or the Subsidiaries is a party or by which it or its assets may be bound or affected except, in the case of clause (b) only, for breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the execution, delivery and performance of this Agreement, the issuance, sale and delivery of the Placement Securities by the Company, the consummation by the Company of the transactions contemplated hereby and compliance by the parties thereto (other than MLV) with the terms and provisions hereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the Company Charter Documents, (B) any of the Company’s and the Subsidiaries’ and any of their respective affiliates’ obligations under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which any such party is a party or by which it or its assets may be bound or affected or (C) under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or the Subsidiaries except, in the case of clauses (B) and (C) only, for such conflicts, breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(xvi)This Agreement has been duly authorized, executed and delivered by the Company, assuming due authorization, execution and delivery of this Agreement by MLV, is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof; the Amended and Restated Management Agreement, dated June 14, 2012, by and among the Company, the Manager and Resource America, Inc. (“Resource America”) (the “Management Agreement”), has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification provisions thereof may be limited by federal or state securities laws and public policy considerations in respect thereof.
(xvii)The capital stock of the Company, including the Securities, conforms in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus, and such descriptions relating to the Securities conform to the rights set forth in the Articles Supplementary; the form of certificates, if any, used to evidence the Securities complies in all material respects with all applicable statutory requirements and any requirements of the Exchange and with any applicable requirements of the Company Charter Documents and has been duly authorized and approved by the directors of the Company.
(xviii)Except for the Management Agreement or as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(xix)The Company has applied to list the Securities on the Exchange subject to official notice of issuance.
(xx)No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required for the execution, delivery and performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby, or the issuance, sale and delivery of the Securities as contemplated hereby, except such as have been obtained and made, or as may be required, under the Securities Act and the Exchange Act, under the listing requirements of the Exchange, under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), and such as may be required under state or foreign securities laws.
(xxi)Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its business as it is being conducted at this time, and will obtain all necessary licenses, authorizations, consents and approvals and make all necessary filings required under any federal, state, local or foreign law, regulation or rule, and will obtain all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its business as it is proposed to be conducted as described in the Prospectus except, in each case, where the failure to obtain any such license, authorization, consent or approval could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Company and the Subsidiaries is not in violation of, or in default under, any of its obligations under any such license, authorization, consent or approval of any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company and the Subsidiaries except where such violation or default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(xxii)The Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
(xxiii)The descriptions in each of the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.
(xxiv)The Securities conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus, and such descriptions conform to the rights set forth in the Articles Supplementary.
(xxv)There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries, or any of their respective assets, and to the knowledge of the Company, its respective directors, officers or employees at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, arbitration panel, authority or agency the adverse outcome of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(xxvi)Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any Material Adverse Effect, or any development that the Company reasonably expects may result in a prospective Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole and outside the ordinary course of business, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole and outside the ordinary course of business, (iv) any material change in the capital stock of the Company or the Subsidiaries other than changes resulting from any of the following transactions (each a “Permitted Transaction”): (1) sales of Placement Securities, (2) any issuances of the Company’s Common Stock, and (3) any transaction described in a proxy statement filed on Schedule 14A or a Registration Statement on Form S-4 and otherwise publicly announced as of the date of this Agreement) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Registration Statement and the Prospectus.
(xxvii)The Company is not, and after giving effect to the issuance and sale of the Placement Securities as herein contemplated and the receipt of the net proceeds therefrom will not cause the Company to become, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
(xxviii) Neither the Company nor any of its directors, officers, representatives or affiliates has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in, or which has constituted, any unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(xxix)Grant Thornton LLP, whose reports on the consolidated annual financial statements of the Company and the Subsidiaries constitute part of each of the Registration Statement and the Prospectus, is, and was during the periods covered by its reports, an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable Securities Act Regulations, and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”) of the United States.
(xxx)There are no transfer taxes or other similar fees or charges under federal law required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Placement Securities.
(xxxi)The Company has not taken any action, nor have any other steps been taken nor have any legal proceedings been commenced, nor to the knowledge of the Company, threatened, against the Company, for the winding up, liquidation or dissolution of the Company.
(xxxii)Each of the independent directors named in the Prospectus satisfies the independence standards established by the Commission and the Exchange.
(xxxiii) The Company’s investment guidelines and operating policies described in the Prospectus accurately reflect the current intentions of the Company and the Manager with respect to the operation of the Company’s business, and no material deviation from such guidelines or policies is contemplated.
(xxxiv)The Company has not authorized anyone to make any representations regarding the offer and sale of the Securities, or regarding the Company in connection therewith, except as set forth in the Prospectus; the Company has not received notice of any stop order or other similar order or decree preventing the use of any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto, and no proceeding for that purpose has commenced or is pending or, to the Company’s knowledge, is contemplated; and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information.
(xxxv)The Company has made a timely election to be subject to tax as a real estate investment trust (a “REIT”) pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), for its taxable year ended December 31, 2005 and, commencing with its initial taxable year ended December 31, 2005, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and all statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and current and proposed method of operation set forth in the Prospectus are true, complete and correct in all material respects.
(xxxvi)All tax returns of the Company and its subsidiaries required by law to be filed have been filed and are accurate and complete in all material respects. All material taxes of the Company and its subsidiaries that are due and payable have been paid, except assessments that are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.
(xxxvii)The Company and the Subsidiaries, in the aggregate, carry, or are covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company and the Manager) against such losses and risks and in such amounts as are generally deemed adequate for the respective businesses in which they are engaged; neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of the Subsidiaries has any reason to believe that the Company or the Subsidiaries would not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect, except as described in or contemplated by the Prospectus. All such insurance is fully in force on the date hereof and will be fully in force at each Settlement Date.
(xxxviii)The Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), and the employee benefits provisions of the Code with which compliance is intended; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries have or would reasonably be expected to have any liability; the Company and the Subsidiaries have not incurred and do not expect to incur liability under (x) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (y) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the plan to not be adversely affected by such determination.
(xxxix) Except as set forth in the Prospectus, (a) no person has any preemptive rights, co-sale rights, registration rights, resale rights, rights of first refusal or other similar rights arising by operation of law to purchase any shares of common or preferred stock of the Company or shares of any other capital stock or other equity interests of the

Company or the Subsidiaries, and (b) no person has the right to act as an underwriter or as a financial advisor to the Company or the Subsidiaries in connection with the offer and sale of the Securities or capital stock or other equity interests of the Company or the Subsidiaries.
(xl)Each of the Company and the Subsidiaries is in compliance, in all material respects, with applicable Environmental Laws (as defined below) and each is in compliance, in all material respects, with the material terms of any required permits, licenses, authorizations and approvals required under, applicable Environmental Laws, except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not reasonably be expected to have a Material Adverse Effect; there are no past or present or, to the Company’s knowledge, reasonably anticipated material future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, applicable Environmental Laws; except as would not reasonably be expected to have a Material Adverse Effect, and except that no representation is made with respect to any property underlying loans originated or held by the Company or any of the Subsidiaries, other than properties on which the Company or any Subsidiary has foreclosed and currently holds as an asset, neither the Company nor any of the Subsidiaries (a) is the subject of any investigation, (b) has received any notice or claim, (c) is a party to or affected by any pending or threatened action, suit or proceeding, (d) is bound by any judgment, decree or order or (e) has entered into any agreement, in each case relating to any alleged violation of any applicable Environmental Law or any actual or alleged release or, to the knowledge of the Company, threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).
(xli)The assets of the Company and the Subsidiaries do not constitute “plan assets” (as defined in ERISA) of an ERISA regulated employee benefit plan.
(xlii)The financial statements, including the related notes and schedules thereto, included in (or incorporated by reference into) each of the Registration Statement and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in (or incorporated by reference into) the Registration Statement and the Prospectus fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in each of the Registration Statement and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus; the unaudited pro forma financial information (including the related notes thereto), if any, included in each of the Registration Statement and the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying any pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the information purported to be shown therein at the respective dates and with the respective adjustments specified; and no other pro forma financial information is required to be included in (or incorporated by reference into) the Registration Statement or the Prospectus. The interactive data in eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(xliii)The Company has been subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, and has timely filed all reports with the Commission on EDGAR during the last 12 calendar months prior to the date of this Agreement. At the time such reports were filed, they complied in all material respects with the requirements of the Securities Act and the Exchange Act and the Securities Act Regulations and the Exchange Act Regulations, as applicable, and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(xliv)The Company has not prepared, used or referred to, and will not, without the prior consent of MLV, prepare, use or refer to, any “free writing prospectus” within the meaning of Rule 405 of the Securities Act Regulations.
(xlv)The Prospectus, including any then-issued Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission), delivered to MLV for use in connection with the public offering of the Securities contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.
(xlvi)To the Company’s or any of the Subsidiaries’ knowledge, except for Resource Securities, Inc. and Anthem, Inc., there are no affiliations or associations between any member of FINRA and any of the Company’s or any of the Subsidiaries’ officers, directors or 5% or greater security holders, except as set forth in the Prospectus.
(xlvii)As of the date of this Agreement, the aggregate market value of publicly held shares of the Company’s common stock is at least $150 million, and the Company has been a reporting company subject to the requirements of Section 13 or 15(d) for a period of at least thirty-six calendar months immediately preceding the date of the filing of the Registration Statement.
(xlviii)Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its and the Subsidiaries’ financial statements in conformity with GAAP and to maintain accountability for its and the Subsidiaries’ assets, (C) access to its assets is permitted only in accordance with management’s authorization, (D) the reported accountability for its and the Subsidiaries’ assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (E) management is made aware of all material transactions concerning the Company and the Subsidiaries and their respective properties; the Company and the Subsidiaries’ internal controls over financial reporting are effective and the Company and the Subsidiaries are not aware of any material weakness in their internal controls over financial reporting and (F) the interactive data in XBRL incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the Prospectus). Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Prospectus). The Company and each of its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Exchange Act Rules 13a‑15 and 15d‑15) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure.
(xlix)No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement or the Prospectus, which is not so described.

(l)Neither the Company nor any of the Subsidiaries nor any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.
(li)Neither the Company nor the Subsidiaries, or, to the knowledge of the Company and the Manager, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or other person charged with similar public or quasi-public duties from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(lii)The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions to which the Company or its subsidiaries are subject and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.
(liii)Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Asset Control of the U.S. Treasury Department (“OFAC”); and the Company

will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(liv)To the knowledge of the Company, neither it nor any of the Subsidiaries nor any of its or the Subsidiaries’ properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of New York, except as provided by such laws.
(lv)No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus.
(lvi)There is and has been no failure on the part of the Company, the Subsidiaries and any of the directors or officers of the Company and the Subsidiaries, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(lvii)Any industry, statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.
(lviii)Any certificate signed by any officer of the Company or any of the Subsidiaries delivered pursuant to this Agreement to MLV or to counsel for MLV shall be deemed a representation and warranty by the Company to MLV as to the matters covered thereby.
(b)Representations and Warranties of the Manager.
The Manager represents and warrants to, and agrees with, MLV that:
(i)The Manager is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, lease or operate its assets and to conduct its business as described in the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.

(ii)The Manager is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it currently conducts its business or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could have, individually or in the aggregate, a Material Adverse Effect.
(iii)The Manager is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(iv)The Manager is not (a) in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its articles of incorporation or by-laws (collectively, the “Manager Charter Documents”) or (b) in breach or default (nor has any event occurred which with notice, lapse of time or both would constitute a breach or default) in the performance or observance of any of its obligations, agreements, covenants or conditions contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Manager is a party or by which it or its assets may be bound or affected except, in the case of clause (b) only, for breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the execution, delivery and performance of this Agreement by the Manager will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) (A) any provision of the Manager Charter Documents, (B) any of the Manager’s and any of its respective affiliates’ obligations under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which any such party is a party or by which it or its assets may be bound or affected or (C) under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Manager except, in the case of clauses (B) and (C) only, for such conflicts, breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(v)No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required for the execution, delivery and performance by the Manager of this Agreement, except such as have been obtained and made, or as may be required, under the Securities Act and the Exchange Act, under the rules and regulations of FINRA, and such as may be required under state or foreign securities laws.
(vi)The Manager has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its business as it is being conducted at this time, and will obtain all necessary licenses, authorizations, consents and approvals and make all necessary filings required under any federal, state, local or foreign law, regulation or rule, and will obtain all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its business as it is proposed to be conducted as described in the Prospectus except, in each case, where the failure to obtain any such license, authorization, consent or approval could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the Manager is not in violation of, or in default under, any of its obligations under any such license, authorization, consent or approval of any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Manager except where such violation or default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(vii)No labor dispute with the employees of the Manager exists or, to the knowledge of the Manager, is imminent and the Manager is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers that, in any such case, might have a Material Adverse Effect.
(viii)There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Manager, threatened against the Manager or any of its respective assets, and to the knowledge of the Manager, its respective directors, officers or employees, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, arbitration panel, authority or agency the adverse outcome of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(ix)Since the date of the Prospectus, there has not been any event, circumstance or change to the Manager that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(x)The Manager and its subsidiaries, in the aggregate, carry or are covered by insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Manager) against such losses and risks and in such amounts as are generally deemed adequate for the respective businesses in which they are engaged; neither the Manager nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Manager nor any of its subsidiaries has any reason to believe that the Manager or its subsidiaries would not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate have a Material Adverse Effect, except as described in or contemplated by the Prospectus. All such insurance is fully in force on the date hereof and will be fully in force at each Settlement Date.
(xi)Neither the Manager, nor, to the knowledge of the Manager, any director, officer, agent, employee or other person associated with or acting on behalf of the Manager has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or other person charged with similar public or quasi-public duties from corporate funds; (iii) violated or is in violation of any provision of the FCPA; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Manager and, to the knowledge of the Manager, its affiliates have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(xii)This Agreement has been duly authorized, executed and delivered by the Manager and, assuming due authorization, execution and delivery of this Agreement by MLV, is a legal, valid and binding agreement of the Manager, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof; the Management Agreement has been duly authorized, executed and delivered by the Manager and, assuming due authorization, execution and delivery by such other parties, constitutes a legal, valid and binding agreement of the Manager enforceable against the Manager in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions thereof may be limited by federal or state securities laws and public policy considerations in respect thereof.
(xiii)The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement and the Prospectus.
(xiv)Any certificate signed by an officer of the Manager and delivered to MLV or to counsel for MLV pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Manager to MLV as to the matters set forth therein.
7.Covenants of the Company and the Manager.
The Company and the Manager covenant and agree with MLV that:
(a)Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by MLV under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify MLV promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon MLV’s request, any amendments or supplements to the Registration Statement or Prospectus that, in MLV’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by MLV (provided, however, that the failure of MLV to make such request shall not relieve the Company of any obligation or liability hereunder, or affect MLV’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy MLV shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to MLV within a reasonable period of time before the filing and MLV has not objected thereto (provided, however, that the failure of MLV to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect MLV’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy MLV shall have with respect to the failure of the Company to obtain such consent shall be to cease making sales under this Agreement and provided further that such requirement shall not apply to filings made pursuant to the Exchange Act that will be incorporated by reference into the Registration Statement or Prospectus) and the Company will furnish to MLV at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).
(b)Notice of Commission Stop Orders. The Company will advise MLV, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise MLV promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Securities or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(c)Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Securities is required to be delivered by MLV under the Securities Act with respect to the offer and sale of the Placement Securities, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Act, it will use its reasonable best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and to notify MLV promptly of all such filings. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify MLV to suspend the offering of Placement Securities during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.
(d)Listing of Placement Securities. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by MLV under the Securities Act with respect to the offer and sale of the Placement Securities, the Company will use its reasonable best efforts to cause the Placement Securities to be listed on the Exchange and to qualify the Placement Securities for sale under the securities laws of such jurisdictions as MLV reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Securities; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.
(e)Delivery of Registration Statement and Prospectus. The Company will furnish to MLV and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as MLV may from time to time reasonably request and, at MLV’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Securities may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to MLV to the extent such document is available on EDGAR.
(f)Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 1(a) and Rule 158 of the Securities Act.
(g)Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”
(h)Notice of Other Sales. Without the prior written consent of MLV, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Preferred Stock (other than the Placement Securities offered pursuant to this Agreement and Preferred Stock offered pursuant to any other agreement to which MLV is party) or securities convertible into or exchangeable for shares of Preferred Stock, warrants or any rights to purchase or acquire, shares of Preferred Stock during the period beginning on the fifth Trading Day immediately prior to the date on which any Placement Notice is delivered to MLV hereunder and ending on the fifth Trading Day immediately following the final Settlement Date with respect to Placement Securities sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Securities covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other ATM Offering or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Preferred Stock (other than the Placement Securities offered pursuant to this Agreement) or securities convertible into or exchangeable for shares of Preferred Stock, warrants or any rights to purchase or acquire, shares of Preferred Stock prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) shares of Preferred Stock, options to purchase shares of Preferred Stock or shares of Series Preferred Stock issuable upon the exercise of options, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not shares of Preferred Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented; (ii) shares of Preferred Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to MLV and (iii) shares of Preferred Stock, or securities convertible into or exercisable for shares of Preferred Stock, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners who are qualified institutional buyers and not more than three persons that are "accredited investors" within the meaning of such term under paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Rule 501 under the Securities Act and otherwise conducted in a manner so as not to be integrated with the offering of shares of Preferred Stock hereby.
(i)Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice advise MLV promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to MLV pursuant to this Agreement.
(j)Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by MLV or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as MLV may reasonably request.
(k)Required Filings Relating to Placement of Placement Securities. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Securities sold through MLV, the Net Proceeds to the Company and the compensation payable by the Company to MLV with respect to such Placement Securities, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.
(l)Representation Dates; Certificate. Within five Trading Days of the date of this Agreement and each time the Company:
(i)files the Prospectus relating to the Placement Securities or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Securities) the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;
(ii)files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);
(iii)files its quarterly reports on Form 10-Q under the Exchange Act; or
(iv)files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act;
(each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”) the Company shall furnish MLV (but in the case of clause (iv) above only if MLV reasonably determines that the information contained in such Form 8‑K is material) with a certificate, in the form attached hereto as Exhibit 7(l). The requirement to provide a certificate under this Section 7(l) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10‑K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide MLV with a certificate under this Section 7(l), then before the Company delivers the Placement Notice or MLV sells any Placement Securities, the Company shall provide MLV with a certificate, in the form attached hereto as Exhibit 7(l), dated the date of the Placement Notice.
(m)Legal Opinions. (1) Within five Trading Days of the date of this Agreement and (2) within five Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Company shall cause to be furnished to MLV written opinions of Ledgewood, a professional corporation (“Company Counsel”), or other counsel satisfactory to MLV, in form and substance satisfactory to MLV and its counsel, dated the date that the opinions are required to be delivered, substantially similar to the forms attached hereto as Exhibit 7(m)(i) and Exhibit 7(m)(ii), and, as to matters of Maryland law, Company Counsel may rely on Maryland counsel acceptable to MLV, and the Company shall cause to be furnished to MLV a written opinion of such Maryland counsel in form and substance satisfactory to MLV and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit 7(m)(iii), each such opinion modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented, and with customary assumptions and exceptions; provided, however, the Company shall be required to furnish to MLV no more than one of each such opinion hereunder per calendar quarter; provided, further, that in lieu of such opinions for subsequent periodic filings under the Exchange Act, counsel may furnish MLV with a letter (a “Reliance Letter”) to the effect that MLV may rely on a prior opinion delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).
(n)Comfort Letter. Within five Trading Days of the date of this Agreement and within five Trading Days of each Representation Date, other than pursuant to Section 7(l)(iii), with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Company shall cause its independent accountants to furnish MLV letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n); provided, that if requested by MLV, the Company shall cause a Comfort Letter to be furnished to MLV within ten Trading Days of the date of occurrence of any material transaction or event, including the restatement of the Company’s financial statements. The Comfort Letter from the Company’s independent accountants shall be in a form and substance satisfactory to MLV, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o)Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Preferred Stock or (ii) sell, bid for, or purchase shares of Preferred Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Securities other than MLV.
(p)Qualification as a REIT. The Company will continue to use its best efforts to meet the requirements to qualify as a real estate investment trust under the Code until the Board of Directors of the Company determines it is no longer in the best interests of the Company to continue to so qualify.
(q)Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.
(r)No Offer to Sell. Other than the Registration Statement, the Prospectus, any amendment or supplement thereto, or an Issuer Free Writing Prospectus approved in advance by the Company and MLV in its capacity as agent hereunder, neither MLV nor the Company (including its agents and representatives, other than MLV in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Securities hereunder.
(s)Sarbanes-Oxley Act. The Company and the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principals, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company and the Subsidiaries will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the Subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.
8.Representations and Covenants of MLV.
MLV represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Securities will be offered and sold, except such states in which MLV is exempt from registration or such registration is not otherwise required. MLV shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Securities will be offered and sold, except such states in which MLV is exempt from registration or such registration is not otherwise required, during the term of this Agreement.
9.Payment of Expenses.
The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Free Writing Prospectus, in such number as MLV shall deem necessary, (ii) the printing and delivery to MLV of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Securities to MLV, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to MLV, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v)  the fees and expenses of the transfer agent and registrar for the Preferred Stock, (vi) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Securities, and (vii) the fees and expenses incurred in connection with the listing of the Placement Securities on the Exchange.

10.Conditions to MLV’s Obligations.
The obligations of MLV hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by MLV of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing satisfaction (or waiver by MLV in its sole discretion) of the following additional conditions:
(a)Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the (i) resale of all Placement Securities issued to MLV and not yet sold by MLV and (ii) sale of all Placement Securities contemplated to be issued by any Placement Notice.
(b)No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)No Misstatement or Material Omission. MLV shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in MLV’s reasonable opinion is material, or omits to state a fact that in MLV’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(d)Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse

Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of MLV (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Securities on the terms and in the manner contemplated in the Prospectus.
(e)Legal Opinion. MLV shall have received the opinions of Company Counsel and Maryland counsel required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinions are required pursuant to Section 7(m).
(f)Comfort Letter. MLV shall have received the Comfort Letter required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such letter is required pursuant to Section 7(n).
(g)Representation Certificate. MLV shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).
(h)No Suspension. Trading in the Preferred Stock shall not have been suspended on the Exchange and the Preferred Stock shall not have been delisted from the Exchange.
(i)Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to MLV such appropriate further information, certificates and documents as MLV may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish MLV with such conformed copies of such opinions, certificates, letters and other documents as MLV shall reasonably request.
(j)Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.
(k)Approval for Listing. The Placement Securities shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Securities on the Exchange at, or prior to, the issuance of any Placement Notice.
(l)No Termination Event. There shall not have occurred any event that would permit MLV to terminate this Agreement pursuant to Section 13(a).

11.Indemnification and Contribution.
(a)Company Indemnification. The Company agrees to indemnify and hold harmless MLV, its partners, members, directors, officers, employees, affiliates and agents and each person, if any, who controls MLV within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:
(i)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and
(iii)against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by MLV expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
(b)MLV Indemnification. MLV agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to MLV and furnished to the Company in writing by MLV expressly for use therein.
(c)Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel for which it is entitled to be reimbursed under this Section 11, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11(a) effected without its written consent if (1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(e)Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or MLV, the Company and MLV will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than MLV, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and MLV may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and MLV on the other hand. The relative benefits received by the Company on the one hand and MLV on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Securities (before deducting expenses) received by the Company bear to the total compensation received by MLV (before deducting expenses) from the sale of Placement Securities on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and MLV, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or MLV, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and MLV agree that it would not be just and equitable if contributions pursuant to this Section 11(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(e) shall be deemed to include, for the purpose of this Section 11(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(e), MLV shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(e), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of MLV, will have the same rights to contribution as that party, and each officer and trustee of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.
12.Representations and Agreements to Survive Delivery.
The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of MLV, any controlling persons, or the Company (or any of their respective officers, trustees, directors or controlling persons), (ii) delivery and acceptance of the Placement Securities and payment therefor or (iii) any termination of this Agreement.
13.Termination.
(a)MLV may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect has occurred, or any development that is reasonably likely to have a Material Adverse Effect has occurred or, in the sole judgment of MLV, is material and adverse and makes it impractical or inadvisable to market the Placement Securities or to enforce contracts for the sale of the Placement Securities, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of

MLV, impracticable or inadvisable to market the Placement Securities or to enforce contracts for the sale of the Placement Securities, (3) if trading in the Preferred Stock has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If MLV elects to terminate this Agreement as provided in this Section 13(a), MLV shall provide the required notice as specified in Section 14 (Notices).
(b)The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9, Section 11, Section 12, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.
(c)MLV shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9, Section 11, Section 12, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.
(d)Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through MLV on the terms and subject to the conditions set forth herein except that the provisions of Section 9, Section 11, Section 12, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.
(e)This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9, Section 11, Section 12, Section 18 and Section 19 shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to MLV for any discount, commission or other compensation with respect to any Placement Securities not otherwise sold by MLV under this Agreement.
(f)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by MLV or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

14.Notices.
(a)All placement notices, rejection notices, confirmation notices or suspension notices may be delivered in the manner referenced above to the contact information provided on Schedule 2, as subsequently changed by notice to the persons on such Schedule. All other notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and, if sent to MLV, shall be delivered to MLV & Co. LLC, 1251 Avenue of the Americas, 41st Floor, New York, NY 10020, Attention: Dean Colucci (fax no.: (212) 542-5870), and, if sent to the Company, shall be delivered to Resource Capital Corp., 1845 Walnut Street, Philadelphia, Pennsylvania 19103, Attention: Michael S. Yecies (fax no.: (215) 546-5388).
(b)Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each party to this Agreement may change the contact information on Schedule 2 for any of such party’s contacts by sending to the other Party to this Agreement written notice of any new contact information. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.
(c)An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.
15.Successors and Assigns.
This Agreement shall inure to the benefit of and be binding upon the Company and MLV and their respective successors and the affiliates, controlling persons, officers, trustees and directors referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

16.Adjustments for Stock Splits.
The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Placement Securities.

17.	Entire Agreement; Amendment; Severability.
This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and MLV. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.
18.Governing Law and Time; Waiver of Jury Trial.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
19.Consent to Jurisdiction.
EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD

AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.
20.Use of Information.
MLV may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.
21.Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.
22.Effect of Headings.
The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
23.Permitted Free Writing Prospectuses.
The Company represents, warrants and agrees that, unless it obtains the prior consent of MLV, and MLV represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Placement Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus” within the meaning of Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by MLV or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Schedule 5 hereto are Permitted Free Writing Prospectuses.
24.Absence of Fiduciary Relationship.
The Company acknowledges and agrees that:
(a)MLV is acting solely as agent in connection with the public offering of the Placement Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and MLV, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not MLV has advised or is advising the Company on other matters, and MLV has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
(b)it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)MLV has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
(d)it is aware that MLV and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and MLV has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and
(e)it waives, to the fullest extent permitted by law, any claims it may have against MLV for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Securities under this Agreement and agrees that MLV shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of MLV’s obligations under this Agreement and to keep information provided by the Company to MLV and MLV's counsel confidential to the extent not otherwise publicly available.
25.Definitions.
As used in this Agreement, the following terms have the respective meanings set forth below:
“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Securities pursuant to this Agreement.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Securities that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act Regulations.
“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act Regulations.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.
All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by MLV outside of the United States.

If the foregoing is in accordance with MLV’s understanding of our agreement, kindly sign and return to the Company and the Manager, one of the counterparts hereof, whereupon it will become a binding agreement among the Company and MLV in accordance with its terms.
Very truly yours,
RESOURCE CAPITAL CORP.

By:	/s/ David J. Bryant
Name: David J. Bryant
Title: Senior Vice President and Chief
Financial Officer

RESOURCE CAPITAL MANAGER, INC.

By:	/s/ Michael S. Yecies
Name: Michael S. Yecies
Title: Senior Vice President and Chief
Legal Officer

The foregoing At-the-Market Issuance and Sales Agreement is hereby confirmed and accepted as of the date first above written.
MLV & CO. LLC
By: /s/ Dean Colucci
Name: Dean Colucci
Title: President

[Signature Page to Series B ATM Agreement]

Schedule 1
Form of Placement Notice

From:	Resource Capital Corp.

To:	MLV & Co. LLC
Attention: Patrice McNicoll

Subject:	At Market Issuance--Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At-the-Market Issuance Sales Agreement among Resource Capital Corp. (the “Company”), Resource Capital Manager, Inc. and MLV & Co. LLC (“MLV”), dated ____, 2013, the Company hereby requests that MLV sell up to [•] shares of the Company’s 8.25% Series B Cumulative Redeemable Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), at a minimum market price of $[•] per share of Series B Preferred Stock, during the time period beginning [month, day, time] and ending [month, day, time].

Schedule 2
Notice Parties

Resource Capital Corp:

	Email	Telephone	Facsimile
David J. Bryant	dbryant@resourcecapitalcorp.com	215-832-4142	215-553-8414

Jeffrey F. Brotman	jbrotman@resourceamerica.com	215-832-4161	215-553-8432

Michael S. Yecies	myecies@resourceamerica.com	215-717-3336	215-761-0456

MLV & Co. LLC:

	Email	Telephone	Facsimile
Randy Billhardt	rbillhardt@mlvco.com	212-542-5882	212-378-0569

Dean Colucci	dcolucci@mlvco.com	212-542-5870	212-317-1515

Ryan Loforte	rloforte@mlvco.com	212-542-5883

Patrice McNicoll	pmcnicoll@mlvco.com	212-542-5866	212-317-1566

Bryan Turley	bturley@mlvco.com	646-556-9204

With a copy to mlvatmdesk@mlvco.com

Schedule 3
Compensation
The Company shall pay to MLV in cash, upon each sale of Placement Securities pursuant to this Agreement, an amount equal to up to 2.00% of the gross proceeds from each sale of Placement Securities.

Schedule 4
Significant Subsidiaries

Name	Jurisdiction in which Qualified
Resource Capital Corp.	MD, NY
RCC Real Estate, Inc.	DE, NY
RCC Commercial, Inc.	DE, NY
RCC Commercial II, Inc.	DE
Resource TRS, Inc.	DE, NY
Resource TRS II, Inc.	DE, NY, PA
Resource TRS III, Inc.	DE
Resource TRS, LLC	DE
Resource Capital Asset Management LLC	DE
Apidos Cinco CDO, Ltd.	Cayman Islands
Apidos CDO I, Ltd.	Cayman Islands
Apidos CDO III, Ltd.	Cayman Islands
Resource Real Estate Funding 2006-1 CDO Investor, LLC	DE
Resource Real Estate Funding 2007-1 CDO Investor, LLC	DE
Resource Real Estate Funding CDO 2006-1, Ltd.	Cayman Islands
Resource Real Estate Funding CDO 2007-1, Ltd.	Cayman Islands
Resource Real Estate Funding CDO 2006-1, LLC	DE
Resource Real Estate Funding CDO 2007-1, LLC	DE

Schedule 5

Permitted Free Writing Prospectuses
None.